Exhibit 4.1


 NUMBER                                                SHARES
                INCORPORATED UNDER THE LAWS OF

                           THE STATE OF
                            WISCONSIN






                       PLASTICS MFG. COMPANY

           15,000,000 SHARES COMMON STOCK, NO PAR VALUE



     THIS CERTIFIES THAT             SPECIMEN

     is the owner of _____________________________________ fully paid and non-assessable Shares of the Capital Stock of the above named

     Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

     In Witness Whereof, the said Corporation has caused this

     Certificate to be signed by its duly authorized officers and its

     Corporate Seal to be hereunto affixed this ___ day of ___ A.D. ____




      _____________________________      _______________________________
                TREASURER/SECRETARY                            PRESIDENT